SECRETARY OF STATE OF THE
          STATE OF NEVDA

           JAN 07 1998
           No C 6507-92

          /s/ Dean Heller
            DEAN HELLER,
        SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                         FAMILYWARE INTERNATIONAL INC.,
                              a Nevada corporation


     Pursuant to the provisions of the Nevada Revised Statues, FamilyWare Internationa1 Inc., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.

     1. The undersigned hereby certifies that on the 4th day of June, 1999, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

          BE IT RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding stock of the corporation for the following purpose:

          To amend Article One to provide that the name of the corporation shall be changed from FamilyWare International Inc. to Centrocom Corp.

     2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding at least 51% of the 21,426,192 shares issued and outstanding of Family Ware International Inc. gave their written consent to the adoption of the Amendment to Article One of the Articles of Incorporation as follows:

     ARTICLE ONE. {NAME} The name of the corporation is: Centrocom Corp.

     In witness whereof, the undersigned being the President and Secretary of FamilyWare International Inc., a Nevada corporation, hereunto affix's his signature this 4th day of June, 1999.

                                        FamilyWare Internationa1 Inc.


                                        By: /s/ Vernon M. Briggs III
                                            --------------------------------
                                            Vernon Briggs III, President,
                                            Secretary

                                       1



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


ALL-PURPOSE ACKNOWLEDGMENT
================================================================================

State of California )
                    ) SS.
County of  Orange   )
On            June 4, 1999         before me,           Katharine 0. Lawler
              ------------                              -------------------
                (DATE)                                       (NOTARY)
personally appeared         Vernon Briggs III
                     -----------------------------------------------------------
                                 SIGNER(S)

|_| personally known to me           - OR-      |XX| proved to me on the basis
                                                     of satisfactory  evidence
                                                     to be the person(s) whose
                                                     name  is/  subscribed  to
                                                     the within instrument and
                                                     acknowledged  to me  that
                                                     he/she/they  executed the
                                                     same  in  his  authorized
                                                     capacity, and that by his
                                                     signature      on     the
                                                     instrument the person, or
                                                     the entity upon behalf of
                                                     which the  person  acted,
                                                     executed the instrument.

             [STAMP]
       KATHARINE O. LAWLER
          Comm. #1205407
    NOTARY PUBLC-CALIFORNIA
          Orange County
My Comm. Expires Dec. 19, 2002

                                     WITNESS my hand and official seal.


                                     /s/ KATHARINE O. LAWLER
                                     ----------------------------------
                                              NOTARY SIGNATURE



================================OPTIONAL INFORMATION============================

The information below is nor required by law. However, it could prevent fraudulent attachment of this acknowledgment to an unauthorized document.

CAPACITY CLAIMED BY SIGNER (PRINCIPAL)          DESCRIPTION OF ATTACHED DOCUMENT

|_| INDIVIDUAL
|_| CORPORATE OFFICER                           ________________________________
    _________________________________                TITLE OR TYPE OF DOCUMENT
                TITLE(S)
|_| PARTNER(S)                                  ________________________________
|_| ATTORNEY-IN-FACT                                     NUMBER OF PAGES
|_| TRUSTEE(S)
|_| GUARDIAN/CONSERVATOR                        ________________________________
|_| OTHER: __________________________                    DATE OF DOCUMENT
    _________________________________
    _________________________________           ________________________________
                                                              OTHER
SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)
_____________________________________           RIGHT THUMBPRINT ---------------
_____________________________________                  OF
                                                     SIGNER
                                                                 ---------------

================================================================================
APA 12/98                    VALLEY-SIERRA, 800-362-3369





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